                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

________________________________________________________________________________

                                 URGENT NOTICE
                                 -------------

August 29, 2000

Dear Rentrak Shareowner:

The Annual Meeting of Shareowners of Rentrak Corporation is scheduled to be held on September 19, 2000, and we have attempted to contact you by telephone to discuss the important meeting agenda. To date we have been unable to reach you by phone.

It is extremely important that we discuss this critical Annual Meeting and the events surrounding it with you. We would appreciate it if you would take a moment and please call during business hours, our proxy solicitor, Corporate Investor Communications, Inc. toll-free at 1-888-560-9906.

Thank you for your interest in the affairs of Rentrak Corporation. I appreciate your cooperation.

Sincerely yours,

Rentrak Corporation Board of Directors

________________________________________________________________________________